Exhibit 99.(i)

April 29, 2026

Venerable Variable Insurance Trust
1475 Dunwoody Drive, Suite 200
West Chester, Pennsylvania 19380

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 10 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-274984)

Ladies and Gentlemen:

We have acted as counsel to Venerable Variable Insurance Trust (the “Trust”), a Delaware statutory trust, in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, with no par value per share (collectively, the “Shares”), of the following portfolios of the Trust: Venerable US Large Cap Core Equity Fund, Venerable US Large Cap Strategic Equity Fund, Venerable US Small Cap Fund, Venerable Real Estate Fund, Venerable International Equity Fund, Venerable Emerging Markets Equity Fund, Venerable World Equity Fund, Venerable High Yield Fund, Venerable Strategic Bond Fund, Venerable Inflation Focused Fund, Venerable Large Cap Index Fund, Venerable Mid Cap Index Fund, Venerable Small Cap Index Fund, Venerable International Index Fund, Venerable Bond Index Fund, Venerable Intermediate Corporate Bond Index Fund, Venerable Conservative Allocation Fund, Venerable Conservative Appreciation Allocation Fund, Venerable World Conservative Allocation Fund, Venerable Moderate Allocation Fund, Venerable Moderate Appreciation Allocation Fund, Venerable World Moderate Allocation Fund, Venerable Appreciation Allocation Fund, Venerable World Appreciation Allocation Fund, and Venerable Government Money Market Fund (the “Funds”). This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”) with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a)	a certificate of the State of Delaware certifying that the Trust is validly existing under the laws of the State of Delaware;

(b)	the Trust’s Amended and Restated Declaration of Trust dated June 26, 2024 (the “Declaration of Trust”), and By-Laws dated October 2, 2023 (the “By-Laws”);

Morgan, Lewis & Bockius llp

2222 Market Street
Philadelphia, PA 19103-3007	+1.215.963.5000
United States	+1.215.963.5001

(c)	a certificate executed by Kristina Magolis, the Chief Legal Officer and Secretary of the Trust, certifying as to, and attaching copies of, the Declaration of Trust and By-Laws and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)	a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP